SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012 (December 5, 2012)

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2012, Knight Capital Group, Inc. (the “Company”) entered into (i) an amendment (the “Revolving Loan Amendment”) to the amended and restated $200 million one-year Revolving Credit Agreement (the “Revolving Credit Agreement”) by and among the Company, as guarantor, Knight Capital Americas LLC (f/k/a Knight Execution & Clearing Services LLC), as borrower, with US Bank, as Syndication Agent, Bank of America and Bank of Montreal, Chicago Branch, as documentation agents and JPMorgan Chase, as Administrative Agent, and the banks and other financial institutions who became party thereto as lenders and (ii) an amendment (the “Term Loan Amendment”, and together with the Revolving Loan Amendment, the “Amendments”) to the $100 million three-year Term Loan Credit Agreement (the “Term Credit Agreement” and together with the Revolving Credit Agreement, the “Credit Agreements”) by and among the Company, as borrower, US Bank, as Syndication Agent and JPMorgan Chase, and the banks and other financial institutions who became party thereto as lenders. The Amendments make changes to clarify treatment of losses related to securities transactions and amend certain other provisions described therein.

The Amendments are not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The representations, warranties and covenants of each party as set forth in the Amendments were made only for purposes of those agreements and as of specific dates, are solely for the benefit of the parties to the Amendments, may be subject to limitations, qualifications and exceptions agreed upon or to be agreed upon by the parties (including being qualified by confidential disclosures), and may have been made for the purposes of allocating contractual risk between the parties to the Amendments instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Amendments, which subsequent information may or may not be fully reflected in public disclosures by the Company.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by the Amendments incorporated herein by reference as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired Not Applicable

(b)	Pro Forma Financial Information Not Applicable

(c)	Shell Company Transactions Not Applicable.

(d)	Exhibits

Exhibit 10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of December 5, 2012, by and among Knight Capital Group, Inc., as Guarantor, Knight Capital Americas LLC (f/k/a Knight Execution & Clearing Services LLC), as Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

Exhibit 10.2	Second Amendment to Credit Agreement, dated as of December 5, 2012, by and among Knight Capital Group, Inc., as Borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: December 6, 2012

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
	Name:	Andrew M. Greenstein
	Title:	Managing Director, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of December 5, 2012, by and among Knight Capital Group, Inc., as Guarantor, Knight Capital Americas LLC (f/k/a Knight Execution & Clearing Services LLC), as Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

10.2	Second Amendment to Credit Agreement, dated as of December 5, 2012, by and among Knight Capital Group, Inc., as Borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.